Filed Pursuant to Rule 424(b)(5)

Registration No. 333-249615

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 22, 2020)

CYNERGISTEK, INC.

Up to $5,000,000 Shares of Common Stock

We have entered into an Equity Distribution Agreement, or the Distribution Agreement, with Craig-Hallum Capital Group LLC, or Craig-Hallum, dated November 12, 2020, relating to the sale of shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Distribution Agreement, under this prospectus supplement we may offer and sell shares of our common stock having an aggregate offering price of up to $5,000,000 from time to time through Craig-Hallum, acting as our sales agent and/or principal. Sales of our common stock, if any, under this prospectus supplement or the accompanying base prospectus may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the NYSE American or any other existing trading market for our common stock. Craig-Hallum is not required to sell any specific amount but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Craig-Hallum will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold under the Distribution Agreement. The net proceeds, if any, that we receive from the sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. See “Plan of Distribution” for additional information regarding the compensation to be paid to Craig-Hallum. In connection with the sale of our common stock on our behalf, Craig-Hallum will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Craig-Hallum will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Craig-Hallum with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the NYSE American under the symbol “CTEK.”  On November 10, 2020, the last reported sale price of our common stock was $1.48 per share.  As of September 30, 2020, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $14,532,732, which was calculated based on 9,819,414 shares of outstanding common stock held by non-affiliates as of September 30, 2020, and on a price per share of $1.48, the closing price of our common stock on November 10, 2020.  Pursuant to General Instruction I.B.6 to a registration statement on Form S-3, in no event will we sell our securities in a public primary offering with an aggregate market value exceeding one-third of our public float in any twelve-month period so long as our public float remains below $75,000,000.  We have not offered any securities pursuant to General Instruction I.B.6 to a registration statement on Form S-3 during the twelve calendar months prior to and including the date of this prospectus supplement.

Investing in our securities involves a high degree of risk.  You should read this prospectus supplement and the accompanying base prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-8 of this prospectus supplement, page 6 of the accompanying base prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, for a discussion of the factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Craig-Hallum Capital Group

The date of this prospectus supplement is November 12, 2020.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENTS-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTSS-2

PROSPECTUS SUPPLEMENT SUMMARYS-3

THE OFFERINGS-6

RISK FACTORSS-8

USE OF PROCEEDSS-18

DILUTIONS-19

DIVIDEND POLICYS-21

PLAN OF DISTRIBUTIONS-22

LEGAL MATTERSS-24

EXPERTSS-24

WHERE YOU CAN FIND MORE INFORMATIONS-24

INFORMATION INCORPORATED BY REFERENCES-25

Prospectus

ABOUT THIS PROSPECTUS1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS2

THE COMPANY2

RISK FACTORS6

USE OF PROCEEDS6

SELLING STOCKHOLDERS6

PLAN OF DISTRIBUTION8

DESCRIPTION OF CAPITAL STOCK12

DESCRIPTION OF WARRANTS15

DESCRIPTION OF DEBT SECURITIES17

DESCRIPTION OF UNITS22

LEGAL MATTERS23

EXPERTS23

WHERE YOU CAN FIND MORE INFORMATION23

INFORMATION INCORPORATED BY REFERENCE24

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This prospectus supplement describes the specific terms of the offering and other matters relating to us and our financial condition, and may add, update or change information contained in the accompanying base prospectus. The base prospectus, dated October 22, 2020, including the documents incorporated by reference therein, provides general information about us and our securities, some of which may not apply to this offering. If information in the prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on the information in this prospectus supplement.

Except as otherwise specified or used in this prospectus supplement or the accompanying base prospectus, the terms “we,” “our,” “us,” “the Company,” “CynergisTek” and “CynergisTek, Inc.” refer to CynergisTek, Inc. and its subsidiaries.  References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America.

This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering, include all material information relating to this offering. We have not, and Craig-Hallum has not, authorized any other person to provide you with different or additional information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and Craig-Hallum is not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering is accurate only as of the respective dates of those documents.

The distribution of this prospectus supplement and the attached base prospectus and the offering of the common stock in certain jurisdictions may be restricted by law.  Persons who come into possession of this prospectus supplement and the attached base prospectus should inform themselves about and observe any such restrictions.  This prospectus supplement and the attached base prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the base prospectus to be investment, legal or tax advice.  You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock.  We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference should be made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein.  See “Where You Can Find More Information” in this prospectus supplement.  We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.  Moreover, such representations, warranties or covenants were accurate only as of the date when made.  Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus before making your investment decision.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain forward-looking statements regarding the Company and represents our expectations and beliefs concerning future events that are, or may be considered to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar words, terms, phrases, or expressions or the negative of any of these terms.  Any statements in this prospectus or incorporated herein by reference that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future.  Forward-looking statements involve a number of known and unknown risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in this prospectus and in Item 1A of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in our future periodic reports filed with the SEC, all of which are incorporated by reference herein, and the following risks and uncertainties: the Company’s ability to maintain and expand its revenue streams, potential interruptions of supplier relationships or higher prices charged by suppliers, the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments, the Company’s access to capital, the Company’s ability to successfully execute its capital allocation strategy, the Company’s ability to maintain its brand and reputation and retain or replace its significant customers, the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic), economic and political risks of selling products in foreign countries (including tariffs), risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts, cybersecurity risks and risks of damage and interruptions of information technology systems, the Company’s ability to retain key members of management and successfully integrate new executives, the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms or at all, the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic), and the adequacy of insurance.  Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated.  Many of the risks listed above have been, and may be further be, exacerbated by the COVID-19 pandemic, its impact on the healthcare industry, and the worsening economic environment.

Although we believe the expectations reflected in our forward-looking statements are reasonable, in reading this prospectus and the documents incorporated into this prospectus by reference, you should consider the factors discussed under the heading “Risk Factors” contained in this prospectus in evaluating any forward-looking statements and you are cautioned not to place undue reliance on any forward-looking statements.  Each forward-looking statement is made and applies only as of the date of the particular statement, and we are not obligated to update, withdraw, or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.  You should consider these risks when reading any forward-looking statements.  All forward-looking statements attributed or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference herein and therein, and does not contain all the information you should consider before deciding to invest in our securities. You should read carefully this entire prospectus supplement, the accompanying base prospectus, including the section entitled “Risk Factors” beginning on page S-8, and our financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

CynergisTek, Inc.

CynergisTek, Inc. (including our subsidiaries, CTEK Solutions, Inc., CTEK Security, Inc., Delphiis, Inc. and Backbone Enterprises, Inc.) (referred to collectively in this prospectus supplement, as “CynergisTek,” the “Company,” “we,” “our” and “us”) is engaged in the business of providing companies with cybersecurity, privacy and compliance services through three-year managed services agreements and short-term consulting and professional services engagements.  We primarily serve the healthcare industry and those businesses that support healthcare.  CynergisTek, Inc., a Delaware corporation, was incorporated in Delaware on July 25, 2017, as a wholly-owned subsidiary of Auxilio, Inc., a Nevada corporation (“Auxilio”).  On September 7, 2017, Auxilio changed its name and state of incorporation from the State of Nevada to the State of Delaware by merging (the “Reincorporation”) with and into its wholly-owned subsidiary, CynergisTek, Inc., a Delaware corporation (the “Company” or “CynergisTek”), which was established for this purpose, pursuant to the terms of an Agreement and Plan of Merger, dated September 7, 2017, between Auxilio and the Company.  A majority of the votes cast at Auxilio’s 2017 Annual Meeting of Stockholders held on June 8, 2017 voted to approve the Reincorporation.  Our principal executive offices are located at 11940 Jollyville Road, Suite 300N, Austin Texas, 78759 and our telephone number is (949) 614-0700.

Auxilio was incorporated in Nevada on August 29, 1995, under the name Corporate Development Centers, Inc. On April 1, 2004, we acquired Alan Mayo and Associates, Inc. dba The Mayo Group (“TMG”), a managed print company. TMG provided outsourced print management services to healthcare facilities throughout California, which services we provide as the successor-in-interest to TMG. After we acquired TMG, we changed our name to “Auxilio, Inc.” and changed the name of TMG’s former subsidiary to “Auxilio Solutions, Inc.” After Auxilio merged with and into CynergisTek, we changed the name of Auxilio Solutions, Inc. to CTEK Solutions, Inc.  Effective July 1, 2014, we acquired Delphiis, Inc., a California corporation, which provides IT security consulting services.  On April 7, 2015, we acquired certain assets of Redspin, Inc., which provides IT security consulting services.  On January 13, 2017, we acquired CynergisTek, Inc., a Texas corporation, which provides IT security consulting services and solutions.  After Auxilio merged with and into CynergisTek, we changed the name of CynergisTek, Inc., a Texas corporation, to “CTEK Security, Inc.” On November 1, 2019 we acquired Backbone Enterprises, Inc., a Minnesota corporation, which provides IT consulting services and solutions.  Our common stock currently trades on the NYSE American under the symbol “CTEK.”

Principal Products and Services

We are a top-ranked cybersecurity, privacy and compliance service provider operating under the CynergisTek, Redspin and Backbone Consultants brands.  We support the United States healthcare market to help organizations identify and protect against the ever-changing threat factors, to mature their security and privacy programs aligned to the globally recognized NIST frameworks and comply with regulations and standards including the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), Health Information Technology for Economic and Clinical Health Act (“HITECH”) Breach Notification Rule, Federal Trade Commission consumer protection guidelines and state privacy standards.

Our IT security business, founded in 2004, is one of the few consulting and advisory businesses focused in the healthcare industry.  Our years of experience of understanding the industry’s unique challenges allows us to provide our customers with services designed around industry best practices and a methodology to evaluate the rigor and effectiveness of their programs to improve security controls, policies and procedures and to protect patient health information.  Our team of subject matter experts and consultants are comprised of knowledgeable professionals who have learned their craft both in the classroom and through years of practical on-the-job experience, including as policy makers, attorneys and leaders in cybersecurity, privacy and compliance.

Our services are categorized into four groups: assessment and audit, technical testing, program development and remediation, and monitoring and advisory services.  Fifty percent of these services are delivered under three year recurring managed services agreements with the rest provided under consulting or professional services engagements.

•Assessment and Audit Services - identify and measure security and privacy risk of an organization’s readiness and verify and validate their programs meet compliance and business objectives.

•Technical Testing Services - test the effectiveness of controls in an organization’s environment.

•Program Development and Remediation Services - develop policies and procedures and playbooks to help build out a fully comprehensive risk management program and provide resources to help organizations prioritize, implement and execute initiatives to strengthen their security and privacy programs.

•Monitoring and Advisory Services - provide on-going management and oversight of specific components of an organization’s security and privacy programs to address or give alerts when an issue arises and to offer our expertise that they need to accelerate the effectiveness of their programs.

As of March 20, 2019, the Company was focused exclusively on cybersecurity and privacy.  Prior to March 20, 2019, we also provided managed print services (MPS).

Competition

The competition in the healthcare industry market for cybersecurity, privacy and compliance services generally comes from large or niche consulting and technology firms and regional companies that offer multiple approaches, but within a much smaller geographic footprint.  Examples include companies like Deloitte, Dell Secureworks, Fire Eye, Coal Fire, Fortified Health Security, Meditology and Clearwater Consulting.

We believe our analysis of the competitive landscape shows a very strong opportunity to provide the healthcare and adjacent industries with services to support the demand for security and privacy assessments, program development, offensive security testing and managed services, and we believe that we have a strong competitive position in the marketplace due to several important factors:

•We are not aware of many other vendors or service providers which have the majority of their business dedicated to addressing the healthcare industry.  Our expertise and the depth of our client relationships are unmatched in the market.

•We believe our offering provides a unique approach to address workforce and expertise shortages.  We are able to deploy knowledgeable resources to perform a predefined security role on-site or virtually for a defined amount of time, which results in our customers receiving staff with expertise they need while controlling their costs.

•We are not restricted to any single supplier, which allows us to bring the best hardware and software solutions to our customers.  Our approach is to use the most appropriate technology to provide a superior solution without any prejudice as to manufacturer or developer.

•We believe our relationship with healthcare providers gives us an advantage when targeting the larger pool of potential clients in the business associate category, including leading Electronic Health Record (EHR) providers and medical device manufacturers who have recently been added as clients.

•We have a strong referral base within the healthcare industry as a result of serving more than a thousand hospitals and other healthcare clients under managed services agreements.

•Our employees have a broad experience in and outside of healthcare to bring a wide range of knowledge and best practices.  We have employees who were Chief Information Security Officers, Chief Information Officers and Chief Compliance Officers at some of the leading healthcare institutions.  In addition, our subject matter experts and consultants maintain multiple industry certifications including CISSP, CISM, CGEIT, CRISC, CISA, CBCP, CCIE, CCNP, CCNA, CHPC, CHRC, CHC, CIPP, CHPS, MCSE, SCSA, SCNA, CIA, ISSMP, and ISSAP.

Customers

Most of our customers are considered part of the healthcare industry and third parties who provide services to the healthcare industry but also include customers that operate in a variety of industries, including education, financial services, government, Internet and media, and manufacturing. The loss of any key customer could have a material adverse effect upon our financial condition, business, prospects and results of operation. During the year ended December 31, 2019, our largest customer represented approximately 14% of our revenues.

Intellectual Property

Our success depends in part upon our ability to protect our core intellectual property.  We rely on, among other things, confidentiality safeguards and procedures, and employee non-disclosure and invention assignment agreements to protect our intellectual property rights.  We also license software from third parties for integration into our procedures, including open source software and other software available on commercially reasonable terms.

We control access to and use of our proprietary information through the use of internal and external controls, including contractual protections with employees, contractors, end-customers and partners, and our intellectual property is protected by U.S. and international trade secret laws.  Despite our efforts to protect our proprietary information, unauthorized parties may still copy or otherwise obtain and use our proprietary information without our permission.

We maintain a database that contains the results of our assessment efforts.  This allows us to anticipate our customers’ future needs by developing or offering existing services to meet those needs.  These databases provide us with exclusive insight into the state of cybersecurity of our customers and the healthcare industry.  We consider our intellectual property an important and valuable asset that enhances our competitive position.

We have a registered trademark for the name “CynergisTek” and for the Company’s logo.

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus.  For a more complete description of the terms of our common stock, see description of our common stock in the accompanying base prospectus in the section, “Description of our Capital Stock.”

Common stock offered by us	Shares of our common stock, par value $0.001 per share, having an aggregate offering price of up to $5,000,000.
Common stock to be outstanding immediately after this offering

Up to 13,975,402 shares, assuming sales of 3,378,378 shares of our common stock in this offering at a price of $1.48 per share, which was the closing price of our common stock on the NYSE American on November 10, 2020. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering

We have entered into an Equity Distribution Agreement, or the Distribution Agreement, with Craig-Hallum Capital Group LLC, or Craig-Hallum, relating to the sale of shares of our common stock having an aggregate offering price of up to $5,000,000 from time to time through Craig-Hallum acting as our sales agent. Sales of common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. See “Plan of Distribution” on page S-22 of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, development costs, strategic investments and possible acquisitions.  Pending the application of the net proceeds, we intend to invest the net proceeds in short-term investment-grade and U.S. government securities. See “Use of Proceeds” on page S-18 of this prospectus supplement.

Risk factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus for a discussion of factors you should consider before investing in our common stock.

NYSE American symbol	“CTEK”

The number of shares of our common stock expected to be outstanding after this offering is based on 10,597,024 shares of our common stock outstanding as of September 30, 2020, and excludes the following:

•935,840 shares issuable upon exercise of outstanding options and under outstanding stock option agreements pursuant to our equity incentive plans at a weighted average option exercise price of $3.60 per share at September 30, 2020;

•1,559,071 shares available for future grants or issuance under our equity incentive plans at September 30, 2020

•577,779 shares subject to outstanding warrants, at a weighted average exercise price of $2.57 per share, that had vested at September 30, 2020; and

•900,500 restricted stock units, or RSUs, outstanding at September 30, 2020 under our equity incentive plans.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding to purchase our common stock, you should read and consider carefully all of the information set forth in this prospectus supplement, the accompanying base prospectus, the “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 30, 2020, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, which are incorporated herein by reference in their entirety and the other information incorporated by reference herein and therein from time to time.  In particular, you should evaluate the following risk factors before making an investment in our securities.  If any of the following circumstances actually occur, our business, financial condition and results of operations could be materially and adversely affected.  If that occurs, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to the Offering

Purchasers in this offering will experience immediate and substantial dilution in the net tangible book value per common share purchased.

The common stock sold in this offering from time to time will be sold at various prices; however, we expect the price per share of common stock will be substantially higher than the net tangible book value of our common stock.  Therefore, purchasers of our common stock in this offering will experience immediate dilution in the net tangible book value of the common stock purchased in this offering.  Assuming that an aggregate of 3,378,378 shares of common stock are sold at a public offering price of $1.48 per share, the last reported sale price of our common stock on the NYSE American on November 10, 2020, for aggregate gross proceeds of $5,000,000 and after deducting estimated commissions and estimated aggregate offering expenses payable by us, our adjusted net tangible book value as of September 30, 2020, would have been approximately $3.1 million, or approximately $0.29 per share of our common stock.  As a result, if you purchase shares of common stock in this offering at that assumed public offering price, you would suffer immediate and substantial dilution of $1.19 per share, representing the difference between the as adjusted net tangible book value per common share as of September 30, 2020, after giving effect to this offering and the assumed offering price. See “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you will incur if you purchase shares in this offering.

We will have broad discretion in how we use the net proceeds of this offering.  You may not agree with how we use the proceeds and we may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, and will have considerable discretion in the application of the net proceeds of this offering.  Accordingly, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders.  In addition, pending use of the net proceeds from this offering, we may invest them in a manner that does not produce income or that loses value.  If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If we raise additional capital in the future, your ownership in us could be diluted.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our common stock in the past, which would result in those newly issued shares being dilutive.  If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common stockholder, which could impair the value of our common stock.

We have never paid dividends on our capital stock and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business.  Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.  As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

 Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.  We are unable to predict the effect that sales may have on the prevailing market price of our common stock.  In addition, the sale of substantial amounts of our common stock could adversely impact its price.  As of September 30, 2020, we had outstanding 10,597,024 shares of our common stock, outstanding options to purchase 935,840 shares of our common stock, outstanding warrants to purchase 577,779 shares of our common stock, and 900,500 outstanding RSUs.  The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

It is not possible to predict the actual number of shares of our common stock we will sell under the Distribution Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the Distribution Agreement. The number of shares of our common stock that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase common stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results.  We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering.  In addition, there is no minimum or maximum sales price for shares to be sold in this offering.  Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Risks Related to Our Industry

We face substantial competition from better established companies that may offer similar products and services at a lower cost to our customers, resulting in a reduction in the sale of our products and services.

The market for our products and services is competitive and is likely to become even more competitive in the future. Increased competition could result in pricing pressures, reduced sales, reduced margins or the failure of our products and services to achieve or maintain market acceptance, any of which would have a material adverse effect on our business, results of operations and financial condition. Many of our current and potential competitors enjoy substantial competitive advantages, such as:

•greater name recognition and larger marketing budgets and resources;

•established marketing relationships and access to larger customer bases;

•substantially greater financial, technical and other resources; and

•larger technical and support staffs.

As a result, our competitors may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or customer requirements. For all of the foregoing reasons, we may not be able to compete successfully against our current and future competitors.

Risks Related to Our Business

Our financial statements have been prepared assuming a going concern.

Our financial statements as of December 31, 2019 were prepared under the assumption that we will continue as a going concern for the next twelve months from the date of issuance of those financial statements.  Our ability to continue as a going concern is dependent upon our ability to obtain additional financing, obtain further operating efficiencies, reduce expenditures, grow our security business, and ultimately, create cash flow profitable operations.  We may not be able to raise capital or obtain additional capital on reasonable terms.  Our financial statements do not include adjustments that would result from the outcome of this uncertainty.

A substantial portion of our business is dependent on our largest customers.

The loss of any key customer could have a material adverse effect upon our financial condition, business, prospects, and results of operation.  Our largest customer represented approximately 14% of our revenues for the year ended December 31, 2019.  A loss of any large customer could have a material impact on our operations that may require us to obtain equity funding or debt financing to continue our operations.  We cannot be certain that we will be able to obtain such financing on commercially reasonable terms, or at all.

Fluctuations in demand for our services and solutions are driven by many factors, and a decrease in demand for our products could adversely affect our financial results.

We are subject to fluctuations in demand for our services and solutions due to a variety of factors, including market transitions, general economic conditions, competition, product obsolescence, technological change, shifts in buying patterns, financial difficulties and budget constraints of our current and potential customers, awareness of security threats to information systems and other factors.  While such factors may, in some periods, increase services and solutions, fluctuations in demand can also negatively impact our sales.  If demand for our services and solutions declines, whether due to general economic conditions or a shift in buying patterns, our revenues and margins would likely be adversely affected.

Our business may be adversely affected by the recent coronavirus (COVID-19) outbreak.

In December 2019, a novel strain of coronavirus (COVID-19) was reported to have surfaced in Wuhan, China.  In January 2020, this coronavirus spread to other countries, including the United States, and efforts to contain the spread of this coronavirus intensified.  The outbreak and any preventative or protective actions that governments or we may take in respect of COVID-19 may result in a period of business disruption, reduced customer traffic and reduced operations.  Any resulting financial impact cannot be reasonably estimated at this time but may materially affect our business, financial condition and results of operations.  The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of virus and the actions to contain the virus or treat its impact, among others.

The ultimate duration and impact of the COVID-19 pandemic on our business, results of operations, financial condition and cash flows is dependent on future developments, including the duration of the pandemic, including repeat or cyclical outbreaks, subsequent “waves” and the related length of its impact on the global economy, which are uncertain and cannot be predicted at this time due to the daily evolution of the COVID-19 pandemic and the global responses to curb its spread.  Furthermore, the extent to which our mitigation efforts are successful, if at all, is not presently ascertainable.  However, we expect that our results of operations, including revenues, in future periods will continue to be adversely impacted by the COVID-19 pandemic and its negative effects on global economic conditions, which include a global recession, and that, as result of such effects, we may continue to be adversely affected even after the COVID-19 pandemic has subsided.

The impact of any deterioration in the U.S. economy or within the healthcare industry as a result of the coronavirus outbreak may negatively affect our business.

A deterioration in the U.S. economy or the healthcare industry as a result of the coronavirus outbreak could result in a period of substantial turmoil.  The impact of this event on our business and the severity of an economic crisis is uncertain.  It is possible that a crisis (such as the coronavirus outbreak) in the U.S. economy and the healthcare industry could adversely affect our business, vendors and prospects as well as our liquidity and financial condition.  This could impact our ability to increase our customer base and customers could delay deploying our services which could impact our ability to generate positive cash flows.  Our current service offerings and our future growth may be minimized to a point that would be detrimental to our business development activities.  These events would be detrimental to our business prospects and result in material changes to our operations and financial position.

We may be subject to data breaches and cyber-attacks which could materially adversely affect our financial condition, our competitive position and operating results.

Data breaches and cyber-attacks could compromise our trade secrets and other sensitive information, be costly to remediate and cause significant damage to our business and reputation.  The secure maintenance of this information is critical to our business and reputation.  We believe that companies have been increasingly subject to a wide variety of security incidents, cyber-attacks, hacking and phishing attacks, and other attempts to gain unauthorized access.  These threats can come from a variety of sources, all ranging in sophistication from an individual hacker to a state-sponsored attack.  Cyber threats may be generic, or they may be custom crafted against our information systems.

Cyber-attacks have become increasingly more prevalent and much harder to detect and defend against.  Our network and storage applications, as well as those of our customers, business partners, and third-party providers, may be subject to unauthorized access by hackers or breached due to operator error, malfeasance or other system disruptions.  It is often difficult to anticipate or immediately detect such incidents and the damage caused by such incidents.  These data breaches and any unauthorized access, misuse or disclosure of our information or intellectual property could compromise our intellectual property and expose sensitive business information.  Cyber-attacks on us or our customers, business partners or third-party providers could also cause us to incur significant remediation costs, result in product development delays, disrupt key business operations and divert attention of management and key information technology resources.  These incidents could also subject us to liability, expose us to significant expense and cause significant harm to our reputation and business.

In addition, we could be subject to claims for damages resulting from loss of data from alleged vulnerabilities in the security of our processors who work in our Privacy Operations Center (POC).  We have implemented tighter measures to reduce risk of outsiders accessing our client’s ePHI, including biometric access to the POC, direct hardwired internet connections that are VLANed and all connections are encrypted with viewing access from the customer’s environment.  We also maintain confidential and personally identifiable information about our workers.  The integrity and protection of our worker data is critical to our business and our workers have a high expectation that we will adequately protect their personal information, including medical records.

A breach of data privacy is likely to cause significant disruption of our business operations.  Failure to adequately maintain and update our security systems could materially adversely affect our operations and our ability to maintain worker confidence.  Failure to prevent unauthorized access to electronic and other confidential information and data breaches could materially adversely affect our financial condition, our competitive position and operating results.

If our customers experience data losses, our brand, reputation and business could be harmed.

A breach of our customers’ network security and systems or other events that cause the loss or public disclosure of, or access by third parties to, our customers’ files or data could have serious negative consequences for our business, including reduced demand for our services, an unwillingness of our customers to use our services, harm to our brand and reputation.  The techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, often are not recognized until launched against a target, and may originate from less regulated or remote areas around the world.  As a result, our customers may be unable to proactively prevent these techniques, implement adequate preventative or reactionary measures, or enforce the laws and regulations that govern such activities.  If our customers experience any data loss, data disruption, or any data corruption or inaccuracies, whether caused by security breaches or otherwise, our brand, reputation and business could be harmed.  We believe our risk here is mitigated by the security we employ and the fact that we do not take possession or control of customer sensitive information.

Our insurance may be inadequate or may not be available in the future on acceptable terms, or at all.  In addition, our policy may not cover claims against us for loss of data or other indirect or consequential damages.  Defending a suit based on any data loss or system disruption, regardless of its merit, could be costly and divert management’s attention.

Healthcare legislation and regulation.

We are a cybersecurity, privacy and compliance consulting firm dedicated to serving the healthcare industry.  The healthcare industry is highly regulated.  U.S. government agencies continue to implement the extensive requirements of the Patient Protection and Affordable Care Act (the “ACA”).  These have both positive and negative impacts on the U.S. healthcare industry with much remaining uncertain as to how various provisions of the ACA will ultimately affect the industry, including our business.

New legislation or regulation.

As to prospective legislation and regulation, we cannot determine what effect additional state or federal governmental legislation, regulations, or administrative orders would have on our business in the future.  New legislation or regulation may require the reformulation of our business to meet new standards, require us to cease operations, impose stricter qualification and/or registration standards, impose additional record keeping, or require expanded consumer protection measures.  Congressional leaders and the current administration have attempted to repeal or modify the ACA.  At this time the Company is not certain as to the impact of federal health care legislation on its business.

We may be unable to recruit and maintain our senior management and other key personnel on whom we are dependent.

We are highly dependent upon senior management and key personnel, and we do not carry any life insurance policies on such persons. The loss of any of our senior management, or our inability to attract, retain and motivate the additional highly skilled employees and consultants that our business requires, could substantially hurt our business, prospects, financial condition and results of operations.

The market may not accept our services and solutions and we may not be able to continue our business operations.

Our services and solutions are targeted to the healthcare market, a market in which there are many competing service providers. Accordingly, the demand for our products and services is very uncertain. The market may not accept our services and solutions. Even if our services and solutions achieve market acceptance, they may fail to adequately address the market’s requirements.

Our business depends on generating and maintaining ongoing, profitable customer demand for our services and solutions, including through the adaptation and expansion of our services and solutions in response to ongoing changes in technology and offerings.  A significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect our results of operations.

Our revenue and profitability depend on the demand for our services and solutions with favorable margins, which could be negatively affected by numerous factors, many of which are beyond our control and unrelated to our work product.  Volatile, negative or uncertain global economic conditions and lower growth in the markets we serve have adversely affected and could in the future adversely affect customer demand for our services and solutions.  Our success depends, in part, on our ability to continue to develop and implement services and solutions that anticipate and respond to rapid and continuing changes in technology and offerings to serve the evolving needs of our customers.  Technological developments may materially affect the cost and use of technology by our customers.  Some technologies may replace some of our services and solutions in the future.  This may cause customers to delay spending under existing contracts and engagements and to delay entering into new contracts while they evaluate new technologies.  Such delays can negatively impact our results of operations if the pace and level of spending on new technologies is not sufficient to make up any shortfall.

Developments in the industries we serve, which may be rapid, also could shift demand to new services and solutions.  If, as a result of new technologies or changes in the industries we serve, our customers demand new services and solutions, we may be less competitive in these new areas or need to make significant investment to meet that demand.  Our growth strategy focuses on responding to these types of developments by driving innovation that will enable us to expand our business into new growth areas.  We must continually address the challenges of dynamic and accelerating market trends, such as the emergence of advanced persistent threats in the security space, the continued decline in the PC market and the market shift towards mobility and the increasing transition towards cloud-based solutions.  If we do not sufficiently invest in new technology and adapt to industry developments, or evolve and expand our business at sufficient speed and scale, or if we do not make the right strategic investments to respond to these developments and successfully drive innovation, our services and solutions, our results of operations, and our ability to develop and maintain a competitive advantage and to execute on our growth strategy could be negatively affected.  New solutions product development and introduction involves a significant commitment of time and resources and is subject to a number of risks and challenges including without limitation:

•Managing the length of the development cycle for new solutions and service enhancements;

•Adapting to emerging and evolving industry standards and to technological developments by our competitors and customers;

•Extending the operation of our services and solutions to new and evolving platforms, operating systems and hardware products, such as mobile devices;

•Entering into new or unproven markets with which we have limited experience;

•Identifying new forms of adversarial cyber attacks and developing appropriate mitigation strategies;

•Managing new service and solution strategies for the markets in which we operate; and

•Developing or expanding efficient sales channels.

If we are not successful in managing these risks and challenges, or if our new solutions and services are not technologically competitive or do not achieve market acceptance, our business and operating results could be adversely affected.  We operate in a rapidly evolving environment in which there currently are, and we expect will continue to be, new technology entrants.  New services or technologies offered by competitors or new entrants may make our offerings less differentiated or less competitive when compared to other alternatives, which may adversely affect our results of operations.  In addition, companies in the industries we serve sometimes seek to achieve economies of scale and other synergies by combining with or acquiring other companies.  If one of our current customers merges or consolidates with a company that relies on another provider for the services and solutions we offer, we may lose work from that customer or lose the opportunity to gain additional work if we are not successful in generating new opportunities from the merger or consolidation.

Many of our contracts allow customers to terminate, delay, reduce or eliminate spending on the services and solutions we provide.  Additionally, a customer could choose not to retain us for additional stages of a project, try to renegotiate the terms of its contract or cancel or delay additional planned work.  When contracts are terminated or not renewed, we lose the anticipated revenues, and it may take significant time to replace the level of revenues lost.  Consequently, our results of operations in subsequent periods could be materially lower than expected.  The specific business or financial condition of a customer, changes in management and changes in a customer’s strategy are also all factors that can result in terminations, cancellations or delays.

Achieving the desired benefits of recent acquisitions may be subject to a number of challenges and uncertainties which make it hard to predict the future success of each entity.

We have completed several acquisitions in recent years with expected benefits including, among other things, operating efficiencies, procurement savings, innovation, sharing of best practices and increased market share that may allow for future growth.  Achieving the anticipated benefits may be subject to a number of significant challenges and uncertainties, including, without limitation, whether unique corporate cultures will work collaboratively in an efficient and effective manner, the coordination of separate organizations, the possibility of imprecise assumptions underlying expectations regarding potential synergies and the integration process, unforeseen expenses and delays, and competitive factors in the marketplace.  We could also encounter unforeseen transaction and integration-related costs or other circumstances such as unforeseen liabilities or other issues.  Many of these potential circumstances are outside of our control and any of them could result in increased costs, decreased revenue, decreased synergies and the diversion of management time and attention.  If we are unable to achieve our objectives within the anticipated time frame, or at all, the expected benefits may not be realized fully or at all, or may take longer to realize than expected, which could have an adverse effect on our business, financial condition and results of operations.

Our business and operations expose us to numerous legal and regulatory requirements, and any violation of these requirements could harm our business.

We are subject to numerous federal and state legal requirements on matters as diverse as data privacy and protection, employment and labor relations, immigration, taxation, anticorruption, import/export controls, trade restrictions, internal and disclosure control obligations, securities regulation and anti-competition.  Compliance with diverse and changing legal requirements is costly, time-consuming and requires significant resources.  We also conduct business in certain identified growth areas, such as health information technology, which are highly regulated and may expose us to increased compliance risk.  Violations of one or more of these diverse legal requirements in the conduct of our business could result in significant fines and other damages, criminal sanctions against us or our officers, prohibitions on doing business and damage to our reputation.  Violations of these regulations or contractual obligations related to regulatory compliance in connection with the performance of customer contracts could also result in liability for significant monetary damages, fines and/or criminal prosecution, unfavorable publicity and other reputational damage, restrictions on our ability to compete for certain work and allegations by our customers that we have not performed our contractual obligations.

We may need additional capital in the future and, if such capital is not available on terms acceptable to us or available to us at all, this may impact our ability to continue to grow our business operations.

We may need capital in the future to expand our business operations. If we need capital, we cannot be certain that it will be available on terms acceptable to us or available to us at all. In the event we are unable to raise capital, we may not be able to:

•develop or enhance our service offerings;

•take advantage of future opportunities; or

•respond to customers and competition.

We have indebtedness which may adversely affect our financial resources and our ability to operate our business.

We are indebted to a former stockholder of CTEK Security, Inc. and current member of our board of directors in the aggregate principal amount of approximately $845,000 pursuant to a promissory note with a maturity date in March 2022.  Our resulting level of indebtedness and other financial obligations increase the possibility that we may be unable to pay, when due, the principal of, interest on, or other amounts due in respect of, our indebtedness.  If we are unable to pay our indebtedness under the aforementioned promissory note when due, this could result in a default under the promissory note.  In such event, the lender may elect (after the expiration of any applicable notice or grace periods) to declare, together with accrued and unpaid interest and other amounts payable under the note, to be immediately due and payable.  Any such occurrence would have an immediate and materially adverse impact on our business and results of operations.

With the sale of our Managed Print Services assets, our business focus is narrower, and we are more dependent on the market’s acceptance of our cybersecurity and privacy services and solutions.  If these services and solutions are not accepted by the market, any such rejection or delay in acceptance could have a material adverse impact on our business.

In March 2019, we closed a transaction to sell the assets used in our Managed Print Services business (“MPS”).  Since the sale of the MPS assets, we have focused on expanding our cybersecurity and privacy services and product offerings.  However, there can be no guarantee that this narrower business focus will succeed or that we will be able to grow our business or implement this new and more focused business strategy.  If our cybersecurity and privacy services and solutions are not accepted by the market, or if the acceptance of these services and solutions is delayed or takes longer than anticipated, any such non-acceptance or delay in acceptance of our services and solutions by the market could have a proportionately larger material adverse impact on our business.

Achieving the desired benefits of recent changes in our business focus may be subject to a number of challenges and uncertainties which make it hard to predict the future success of each entity.

As noted, we recently sold the assets used in our MPS business and are planning to focus more on expanding our cybersecurity and privacy services and product offerings.  As we transition from the MPS business to a business more focused on cybersecurity and privacy, achieving the anticipated benefits may be subject to a number of significant challenges and uncertainties, including, without limitation, changes in corporate culture; removal of prior business synergies between the current business and the MPS business; unforeseen expenses and delays resulting from the sale of the MPS business assets; and competitive factors in the marketplace.  We could also encounter unforeseen transaction and disposition-related costs or other circumstances such as unforeseen liabilities or other issues.  Many of these potential circumstances are outside of our control, and any of them could result in increased costs, decreased revenue, and the diversion of management time and attention.  If we are unable to achieve our objectives within our anticipated time frame, or at all, the expected benefits may not be realized fully or at all, or may take longer to realize than expected, which could have an adverse effect on our business, financial condition and results of operations.

Risks Related to the Market for Our Securities

Because the public market for shares of our common stock is limited, stockholders may be unable to resell their shares of common stock.

Currently, there is only a limited public market for our common stock on the NYSE American and our stockholders may be unable to resell their shares of common stock. Currently, the average daily trading volume of our common stock is not significant, and it may be more difficult for you to sell your shares in the future, if at all.

The development of an active trading market depends upon the existence of willing buyers and sellers who are able to sell shares of our common stock as well as market makers willing to create a market in such shares. Under these circumstances, the market bid and ask prices for the shares may be significantly influenced by the decisions of the market makers to buy or sell the shares for their own account. Such decisions of the market makers may be critical for the establishment and maintenance of a liquid public market in our common stock. Market makers are not required to maintain a continuous two-sided market and are free to withdraw quotations at any time. We cannot assure our stockholders that an active public trading market for our common stock will develop or be sustained.

The price of our common stock may be volatile and could decline in value, resulting in loss to our stockholders.

The market for our common stock is volatile, having ranged since January 1, 2020, through November 10, 2020, from a low of $1.00 to a high of $4.03.  The market price for our common stock has been, and is likely to continue to be, volatile. Due in part to the outbreak of COVID-19, our common stock, and the stock market as a whole, has recently experienced substantial volatility.  The following factors, among others, may cause significant fluctuations in the market price of shares of our common stock:

•fluctuations in our quarterly revenues and earnings or those of our competitors;

•variations in our operating results compared to levels expected by the investment community;

•changes in senior management or members of the board of directors;

•announcements concerning us, our competitors or our customers;

•announcements of technological innovations;

•sale or purchases of shares by traders or other investors;

•market conditions in the industry; and

•the conditions of the securities markets.

The factors discussed above may depress or cause volatility of our share price, regardless of our actual operating results. In addition, the highly volatile nature of our stock price may cause investment losses for our stockholders. In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities.  If securities class action litigation is brought against us, such litigation could result in substantial costs while diverting management’s attention and resources.

There are a large number of shares of common stock that may be issued or sold, and if such shares are issued or sold, the market price of our common stock may decline.

As of September 30, 2020, we had 10,597,024 shares of our common stock outstanding and 33,333,333 shares authorized.

If all warrants and options outstanding as of September 30, 2020, are exercised prior to their expiration, and if all RSUs outstanding as of September 30, 2020, vest and are settled for shares of our common stock prior to their expiration, up to approximately 2.4 million additional shares of common stock could become freely tradable.  Such sales of substantial amounts of common stock in the public market could adversely affect the prevailing market price of our common stock and could also make it more difficult for us to raise funds through future offerings of common stock.

We may require additional funding in the future, which may not be available to us on acceptable terms, or at all.

We believe we will need to raise additional capital in order to achieve our business objectives.  Until we generate a sufficient amount of revenue to finance our cash requirements, we may finance future cash needs through public or private equity offerings, debt financings or strategic collaborations.  We do not know whether additional funding will be available on acceptable terms, or at all.  If we are not able to secure additional funding when needed, we may have to delay, reduce the scope of or eliminate one or more of our business objectives.  To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution; and debt financing, if available, may involve restrictive covenants that limit our operations.  If we enter into certain private placement transactions that include registration rights, we may be obligated to file one or more additional registration statements.

Other Risks

It may be difficult for a third party to acquire us even if doing so would be beneficial to our stockholders.

Some provisions of our Certificate of Incorporation, as amended, and Bylaws, as amended, as well as some provisions of Delaware, Texas, Minnesota or California law, may discourage, delay or prevent third parties from acquiring us, even if doing so would be beneficial to our stockholders.

As a public company, we are subject to complex legal and accounting requirements that will require us to incur significant expenses.

As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies.  The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. The cost of such compliance may prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

The impact of any deterioration of the global credit markets, financial services industry and U.S. economy may negatively affect our business and our ability to obtain capital, if needed.

A deterioration in the global credit markets, the financial services industry and the U.S. economy could result in a period of substantial turmoil. The impact of these events on our business and the severity of an economic crisis is uncertain. It is possible that a crisis in the global credit markets, the financial services industry or the U.S. economy could adversely affect our business, vendors and prospects as well as our liquidity and financial condition. This could impact our ability to increase our customer base and generate positive cash flows. Although we have been able to raise additional working capital through convertible note agreements and private placement offerings of our common stock in the past, and obtain debt financing on reasonable terms, we may not be able to continue this practice in the future or we may not be able to obtain additional working capital through other debt or equity financings. In the event that sufficient capital cannot be obtained, we may be forced to minimize growth to a point that would be detrimental to our business development activities. These courses of action may be detrimental to our business prospects and result in material charges to our operations and financial position. In the event that any future financing should take the form of the sale of equity securities, the current equity holders may experience dilution of their investments.

Natural disasters, public health crises, and other events beyond our control could negatively impact us and/or our suppliers or customers.

We are subject to the risk of disruption by earthquakes, floods and other natural disasters, fire, power shortages, geopolitical unrest, war, terrorist attacks and other hostile acts, public health issues, epidemics or pandemics and other events beyond our control and the control of the third parties on which we depend.  Any of these catastrophic events, whether in the United States or abroad, may have a strong negative impact on the global economy, our employees, facilities, partners, suppliers, distributors or customers, and could decrease demand for our products and services, create delays and inefficiencies in our supply chain and make it difficult or impossible for us to deliver products or services to our customers.  For example, in December 2019 an outbreak of a novel strain of coronavirus originated in Wuhan, China, and has since spread to a number of other countries in which we or our customers operate, including the United States.  This outbreak may result in disruptions to our and our customer’s supply chain and business operations.  These could include disruptions from the temporary closure of third-party supplier and manufacturer facilities, interruptions in product supply, or restrictions on the export or shipment of our products.  Global health concerns, such as coronavirus, could also result in social, economic, and labor instability in the countries in which we or our customers and suppliers operate.  These uncertainties could have a material adverse effect on our business and our results of operation and financial condition.  In addition, a catastrophic event that results in the destruction or disruption of our data centers or our critical business or information technology systems would severely affect our ability to conduct normal business operations and, as a result, our operating results would be adversely affected.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of common stock offered under this prospectus supplement for general corporate purposes, which may include working capital, capital expenditures, development costs, strategic investments and possible acquisitions.  Pending the application of the net proceeds, we intend to invest the net proceeds in short-term investment-grade and U.S. government securities.

DILUTION

If you purchase shares of our common stock in this offering, your interest will be immediately diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering.  We calculate net tangible book value per share by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of outstanding shares of our common stock on that date.

Our net tangible book value (unaudited) as of September 30, 2020, was approximately $3.1 million, or approximately $0.29 per share, based on 10,597,024 shares of our common stock outstanding as of September 30, 2020.  After giving effect to the sale of our common stock in the aggregate amount of $5 million during the term of the Distribution Agreement offered at an assumed price to public of $1.48 per share, the last reported sale price per share of common stock on the NYSE American on November 10, 2020, and after deducting commissions of 3.0% of the offering proceeds and estimated aggregate offering expenses payable by us, our net tangible book value as of September 30, 2020 would have been approximately $7.8 million, or approximately $0.56 per share.  This represents an immediate increase in the net tangible book value of approximately $0.27 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of approximately $0.92 per share to investors participating in this offering.  The following table illustrates this calculation on a per share basis:

Public offering price per share of common stock		$1.48
Net tangible book value per share as of September 30, 2020	$0.29
Increase in net tangible book value per share attributable to this offering	$0.27
Adjusted net tangible book value per share after giving effect to this offering		$0.56
Dilution per share to investors participating in this offering		$0.92

The table above assumes for illustrative purposes that an aggregate of 3,378,378 shares of our common stock are sold during the term of the Distribution Agreement at a price of $1.48 per share, which was the closing price of our common stock on the NYSE American on November 10, 2020, for aggregate gross proceeds of $5.0 million. The shares subject to the Distribution Agreement will be sold, if at all, from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.48 per share shown in the table above, assuming all of our common stock in the aggregate amount of $5.0 million during the remaining term of the Distribution Agreement is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.60 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.38 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.48 per share shown in the table above, assuming all of our common stock in the aggregate amount of $5.0 million during the remaining term of the Distribution Agreement is sold at that price, would instead decrease our adjusted net tangible book value per share after the offering to $0.50 per share, and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.48 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The calculations made above are based upon 10,597,024 shares of our common stock outstanding as of September 30, 2020. The number of shares of our common stock on September 30, 2020, totaled 10,597,024 and excludes the following:

•935,840 shares issuable upon exercise of outstanding options and under outstanding stock option agreements pursuant to our equity incentive plans at a weighted average option exercise price of $3.60 per share at September 30, 2020;

•1,559,071 shares available for future grants or issuance under our equity incentive plans at September 30, 2020;

•577,779 shares subject to outstanding warrants, at a weighted average exercise price of $2.57 per share, that had vested at September 30, 2020; and

•900,500 outstanding at September 30, 2020 under our equity incentive plans.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase shares of our common stock, and no vesting or settlement of outstanding RSUs. To the extent that the options or warrants are exercised, or the RSUs vest and are settled, investors participating in this offering will experience further dilution. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through our sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have not paid cash dividends on our common stock and do not anticipate paying dividends in the foreseeable future.  Our board of directors currently intends to retain any future earnings, to the extent we have earnings, to cover operating costs and otherwise become and remain competitive.  Any future determination to pay dividends will also be at the discretion of our board of directors and will be dependent upon our results of operations and cash flows, our financial position and capital requirements, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends, and any other factors our board of directors deems relevant.  We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have entered into the Distribution Agreement with Craig-Hallum under which we may offer and sell up to $5,000,000 of our shares of common stock, par value $0.001 from time to time through Craig-Hallum acting as agent.  Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the Distribution Agreement, we will notify Craig-Hallum of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made.  Once we have so instructed Craig-Hallum, unless Craig-Hallum declines to accept the terms of such notice, Craig-Hallum has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms.  The obligations of Craig-Hallum under the Distribution Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.  Craig-Hallum may engage in passive market making transactions in the shares of common stock on the NYSE American in accordance with Regulation M under the Exchange Act.

The settlement of sales of shares between us and Craig-Hallum is generally anticipated to occur on the second trading day following the date on which the sale was made.  Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Craig-Hallum may agree upon.  There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Craig-Hallum a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock sold pursuant to the Distribution Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.  In addition, we have agreed to reimburse Craig-Hallum for all reasonable out-of-pocket accountable fees and disbursements in an amount not to exceed $50,000 through the fourth business day following execution of the Distribution Agreement and in an amount not to exceed $5,000 for each quarterly period thereafter.  We estimate that the total expenses for the offering, excluding commissions payable to Craig-Hallum under the terms of the Distribution Agreement, will be approximately $90,000.  The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Craig-Hallum will provide written confirmation to us following the close of trading on the NYSE American each day in which our shares of common stock are sold under the Distribution Agreement. Each confirmation will include the number of shares sold on that day, the price or prices at which such shares were sold, the aggregate gross proceeds of such sales, the proceeds to us and the commission payable to Craig-Hallum with respect to such sales.

In connection with the sale of our shares of common stock on our behalf, Craig-Hallum will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Craig-Hallum will be deemed to be underwriting commissions or discounts.  We have agreed to indemnify Craig-Hallum against certain civil liabilities, including liabilities under the Securities Act.  We have also agreed to contribute to payments Craig-Hallum may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Distribution Agreement and (ii) the termination of the Distribution Agreement as permitted therein.  We and Craig-Hallum may each terminate the Distribution Agreement at any time by giving written notice, provided that such termination will not be effective until the close of business on the date of receipt of such notice by Craig-Hallum or us, as the case may be.

This summary of the material provisions of the Distribution Agreement does not purport to be a complete statement of its terms and conditions.  A copy of the Distribution Agreement is filed as an exhibit to a current report on Form 8-K filed under the Exchange Act on November 12, 2020, and is incorporated by reference in this prospectus supplement.

Any portion of the $5,000,000 included in this prospectus supplement that is not previously sold or included in an active issuance notice pursuant to the Distribution Agreement is available for sale in other offerings pursuant to the accompanying base prospectus, and if no shares are sold under the Distribution Agreement, the full $5,000,000 of securities may be sold in other offerings pursuant to the accompanying base prospectus.

Our common stock is listed on the NYSE American and trades under the symbol “CTEK.” The transfer agent of our common stock is Colonial Stock Transfer Company, Inc., located at 66 Exchange Place, 1st Floor, Salt Lake City, Utah 84111.

Craig-Hallum and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Craig-Hallum may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Craig-Hallum may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Craig-Hallum, and Craig-Hallum may distribute the prospectus supplement and the accompanying prospectus electronically.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or Craig-Hallum that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters in connection with this offering of the common stock will be passed upon for us by Kirton McConkie PC, Salt Lake City, Utah.  Certain legal matters in connection with this offering of the common stock will be passed upon for Craig-Hallum by Faegre Drinker Biddle & Reath LLP, Minneapolis, Minnesota.

EXPERTS

Our consolidated financial statements as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019, incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Haskell & White LLP, an independent registered public accounting firm, as stated in its report which is incorporated by reference herein, and has been so incorporated by reference in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act.  You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

We filed a registration statement on Form S-3 under the Securities Act (SEC File No. 333-249615) with the SEC that registers the securities being offered pursuant to this prospectus.  This prospectus is only part of the registration statement and omits certain information contained in the registration statement, as permitted by the SEC.  You should refer to the base prospectus, including the exhibits and schedules attached thereto and the information incorporated by reference therein, for further information about us and the securities being offered pursuant to this prospectus supplement.  Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the base prospectus are not necessarily complete and each statement is qualified in all respects by that reference.  You may:

•inspect a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room;

•obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

•obtain a copy from the SEC website.

Our mailing address is 11940 Jollyville Road, Suite 300N, Austin, Texas 78759 and our Internet address is www.cynergistek.com.  Our telephone number is (949) 614-0700.  We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly-filed documents we file with it into this prospectus supplement, which means that we can disclose important information to you by referring to another document and information included in those documents is considered part of this prospectus supplement.  Information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede this information.  We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering.

The following documents filed with the SEC are incorporated by reference in this prospectus supplement (other than, in each case, documents or information therein deemed to have been furnished to the SEC pursuant to Item 9 or Item 12 of Form S-3):

1.Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020, including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2020.

2.Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 13, 2020, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 12, 2020.

3.Our Current Reports on Form 8-K and 8-K/A filed with the SEC on January 14, 2020, February 28, 2020, April 7, 2020, April 9, 2020, April 20, 2020, June 16, 2020 and November 12, 2020.

4.A description of our $0.001 par value common stock being registered hereunder is contained in the section entitled “Description of Capital Stock” in the our Registration Statement on Form S-3 (File No. 333-220888) filed with the SEC on October 10, 2017, including any amendments or reports filed for the purpose of updating such description.

We will provide without charge to any person, including any beneficial owner, to whom this prospectus supplement is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document.  Written requests should be directed to: CynergisTek, Inc., 11940 Jollyville Road, Suite 300-N, Austin, Texas 78759, Attention: Investor Relations, (949) 614-0700 (telephone).

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the date of filing of such document, unless otherwise provided in the relevant document.  Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus supplement.

The information relating to CynergisTek contained in this prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

PROSPECTUS

$15,000,000

CYNERGISTEK, INC.

COMMON STOCK

WARRANTS

DEBT SECURITIES

UNITS

1,083,333 SHARES OF COMMON STOCK TO BE OFFERED BY THE SELLING STOCKHOLDERS

We may offer from time to time securities described in this prospectus separately or together in any combination. We may offer and sell such securities in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $15,000,000. These securities may be convertible into or exchangeable for our other securities. This prospectus provides a general description of these securities. We will provide you with specific information about the offering and terms of these securities in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

 This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

 We may offer and sell these securities on a continuous or delayed basis, at prices and on terms to be determined at the time of any particular offering, directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of underwriters, dealers or agents, if any, involved in the offering and any applicable discounts or commissions payable to them. Net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement.

Our common stock is listed on the NYSE American under the symbol “CTEK.” On October 16, 2020, the closing price of our common stock was $1.55 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.  As of September 30, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was $15,220,091.70, based on 10,597,024 shares of outstanding common stock, of which 777,610 shares were held by affiliates, and a per share price of $1.55, based on the closing sale price of our common stock on October 16, 2020.  Pursuant to General Instruction I.B.6 to a registration statement on Form S-3, in no event will we sell our securities in a public primary offering with an aggregate market value exceeding one-third of our public float in a twelve calendar month period so long as our public float remains below $75,000,000. As of the date of this prospectus, we have done no offerings of securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar month period that ends on and includes the date of this prospectus.

Some of our stockholders may sell up to 1,083,333 shares of our common stock, which includes 500,000 shares issuable upon the exercise of warrants, under this prospectus and any prospectus supplement.  The selling stockholders acquired the shares of common stock offered by this prospectus in private placement transactions in reliance on exemptions from registration under the Securities Act.

INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

THE DATE OF THIS PROSPECTUS IS         , 2020.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Information Incorporated by Reference.”   Neither we, nor the selling stockholders, have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement may be used only for the purposes for which they have been published, and no person has been authorized to give any information not contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement. If you receive any other information, you should not rely on it. The information contained in this prospectus and the accompanying prospectus supplement is accurate only as of the dates on the cover pages of this prospectus or the accompanying prospectus supplement, as applicable, the information incorporated by reference into this prospectus or the accompanying prospectus supplement is accurate only as of the date of the document incorporated by reference. Any statement made in this prospectus, the accompanying prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, the accompanying prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will be deemed to constitute a part of this prospectus only to the extent so modified or superseded. See “Information Incorporated by Reference.” We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS2

THE COMPANY2

RISK FACTORS6

USE OF PROCEEDS6

SELLING STOCKHOLDERS6

PLAN OF DISTRIBUTION8

DESCRIPTION OF CAPITAL STOCK12

DESCRIPTION OF WARRANTS15

DESCRIPTION OF DEBT SECURITIES17

DESCRIPTION OF UNITS22

LEGAL MATTERS23

EXPERTS23

WHERE YOU CAN FIND MORE INFORMATION23

INFORMATION INCORPORATED BY REFERENCE24

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $15,000,000. In addition, some of our stockholders may offer and sell up to 1,083,333 shares of our common stock under our shelf registration statement.

This prospectus provides you with a general description of the securities we and the selling stockholders may offer.  Each time we or the selling stockholders sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering, if those terms and risks are not described in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, may also add, update or change the information contained in this prospectus or in the documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details of the matters discussed in this prospectus.  You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us or any selling stockholder in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in an accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless the context otherwise requires, all references in this prospectus to “CynergisTek,” “us,” “our,” “we,” the “Company” or other similar terms are to CynergisTek, Inc. and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contains forward-looking statements regarding the Company and represents our expectations and beliefs concerning future events that are, or may be considered to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this prospectus or incorporated herein by reference that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future. Forward-looking statements involve a number of known and unknown risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the following risks and uncertainties: the Company’s ability to maintain and expand its revenue streams, potential interruptions of supplier relationships or higher prices charged by suppliers, the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments, the Company’s access to capital, the Company’s ability to successfully execute its capital allocation strategy, the Company’s ability to maintain its brand and reputation and retain or replace its significant customers, the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic), economic and political risks of selling products in foreign countries (including tariffs), risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts, cybersecurity risks and risks of damage and interruptions of information technology systems, the Company’s ability to retain key members of management and successfully integrate new executives, the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms or at all, the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic), and the adequacy of insurance. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may be further be, exacerbated by the COVID-19 pandemic, its impact on the healthcare industry, and the worsening economic environment.

 Although we believe the expectations reflected in our forward-looking statements are reasonable, in reading this prospectus and the documents incorporated into this prospectus by reference, you should consider the factors discussed under the heading “Risk Factors” contained in this prospectus in evaluating any forward-looking statements and you are cautioned not to place undue reliance on any forward-looking statements. Each forward-looking statement is made and applies only as of the date of the particular statement, and we are not obligated to update, withdraw, or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these risks when reading any forward-looking statements. All forward-looking statements attributed or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

THE COMPANY

CynergisTek, Inc. (including our subsidiaries, CTEK Solutions, Inc., CTEK Security, Inc., Delphiis, Inc. and Backbone Enterprises, Inc.) (referred to collectively in this Annual Report, as “CynergisTek,” the “Company,” “we,” “our” and “us”) is engaged in the business of providing companies with cybersecurity, privacy and compliance services through three-year managed services agreements and short-term consulting and professional services engagements.  We primarily serve the healthcare industry and those businesses that support healthcare.    CynergisTek, Inc., a Delaware corporation, was incorporated in Delaware on July 25, 2017, as a wholly-owned subsidiary of Auxilio, Inc., a Nevada corporation (“Auxilio”). On September 7, 2017, Auxilio changed its name and state of incorporation from the State of Nevada to the State of Delaware by merging (the “Reincorporation”) with and into its wholly-owned subsidiary, CynergisTek, Inc., a Delaware corporation (the “Company” or “CynergisTek”), which was established for this purpose, pursuant to the terms of an Agreement and Plan of Merger, dated September 7, 2017, between Auxilio and the Company. A majority of the votes cast at Auxilio’s 2017 Annual Meeting of Stockholders held on June 8, 2017 voted to approve the Reincorporation.   Our principal executive offices are located at 11940 Jollyville Road, Suite 300N, Austin Texas, 78759.

Auxilio was incorporated in Nevada on August 29, 1995, under the name Corporate Development Centers, Inc.  On April 1, 2004, we acquired Alan Mayo and Associates, Inc. dba The Mayo Group (“TMG”), a managed print company.  TMG provided outsourced print management services to healthcare facilities throughout California, which services we provide as the successor-in-interest to TMG.  After we acquired TMG, we changed our name to “Auxilio, Inc.” and changed the name of TMG’s former subsidiary to “Auxilio Solutions, Inc.” After Auxilio merged with and into CynergisTek, we changed the name of Auxilio Solutions, Inc. to CTEK Solutions, Inc. Effective July 1, 2014, we acquired Delphiis, Inc., a California corporation, which provides IT security consulting services.  On April 7, 2015, we acquired certain assets of Redspin, Inc. which provides IT security consulting services. On January 13, 2017, we acquired CynergisTek, Inc., a Texas corporation, which provides IT security consulting services and solutions.  After Auxilio merged with and into CynergisTek, we changed the name of CynergisTek, Inc., a Texas corporation, to “CTEK Security, Inc.” On November 1, 2019 we acquired Backbone Enterprises, Inc., a Minnesota corporation, which provides IT consulting services and solutions. Our common stock currently trades on the NYSE American under the symbol “CTEK.”

Principal Products and Services

We are a top-ranked cybersecurity, privacy and compliance service provider operating under the CynergisTek, Redspin and Backbone Consultants brands. We support the United States healthcare market to help organizations identify and protect against the ever-changing threat factors, to mature their security and privacy programs aligned to the globally recognized NIST frameworks and comply with regulations and standards including the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), Health Information Technology for Economic and Clinical Health Act (“HITECH”) Breach Notification Rule, Federal Trade Commission consumer protection guidelines and state privacy standards.

Our IT Security business, founded in 2004, is one of the few consulting and advisory companies focused in the healthcare industry.  Our years of experience of understanding the industry’s unique challenges allows us to provide our customers with services designed around industry best practices and a methodology to evaluate the rigor and effectiveness of their programs to improve security controls, policies and procedures and to protect patient health information. Our team of subject matter experts and consultants are comprised of knowledgeable professionals who have learned their craft both in the classroom and through years of practical on-the-job experience, including as policy makers, attorneys and leaders in cybersecurity, privacy and compliance.

Our services are categorized into four groups which are assessment and audit, technical testing, program development and remediation, and monitoring and advisory services. Fifty percent of these services are delivered under three year recurring managed services agreements with the rest provided under consulting or professional services engagements.

•Assessment and Audit Services - identify and measure security and privacy risk of an organization’s readiness and verify and validate their programs meet compliance and business objectives.

•Technical Testing Services - test the effectiveness of controls in an organization’s environment.

•Program Development and Remediation Services - develop policies and procedures and playbooks to help build out a fully comprehensive risk management program and provide resources to help organizations prioritize, implement and execute initiatives to strengthen their security and privacy programs.

•Monitoring and Advisory Services - provide on-going management and oversight of specific components of an organization’s security and privacy programs to address or give alerts when an issue arises and to offer our expertise that they need to accelerate the effectiveness of their programs.

As of March 20, 2019, the Company was focused exclusively on cybersecurity and privacy. Prior to March 20, 2019, we also provided managed print services (MPS).

Competition

The competition in the healthcare industry market for cybersecurity, privacy and compliance services generally come from large or niche consulting and technology firms and regional companies that offer multiple approaches but within a much smaller geographic footprint.  Examples include companies like Deloitte, Dell Secureworks, Fire Eye, Coal Fire, Fortified Health Security, Meditology and Clearwater Consulting.

We believe our analysis of the competitive landscape shows a very strong opportunity to provide the healthcare and adjacent industries with services to support the demand for security and privacy assessments, program development, offensive security testing and managed services, and we believe that we have a strong competitive position in the marketplace due to several important factors:

•We are not aware of many other vendors or service providers which have the majority of their business dedicated to addressing the healthcare industry. Our expertise and the depth of our client relationships are unmatched in the market.

•We believe our offering provides a unique approach to address workforce and expertise shortages. We are able to deploy knowledgeable resources to perform a predefined security role on-site or virtually for a defined amount of time, which results in our customers receiving staff with expertise they need while controlling their costs.

•We are not restricted to any single supplier, which allows us to bring the best hardware and software solutions to our customers. Our approach is to use the most appropriate technology to provide a superior solution without any prejudice as to manufacturer or developer.

•We believe our relationship with healthcare providers gives us an advantage when targeting the larger pool of potential clients in the business associate category, including leading Electronic Health Record (EHR) providers and medical device manufacturers who have recently been added as clients.

•We have a strong referral base within healthcare as a result of serving more than a thousand hospitals and other healthcare clients under managed services agreements.

•Our employees have a broad experience in and outside of healthcare to bring a wide range of knowledge and best practices. We have employees who were Chief Information Security Officers, Chief Information Officers and Chief Compliance Officers at some of the leading healthcare institutions. In addition, our subject matter experts and consultants maintain multiple industry certifications including CISSP, CISM, CGEIT, CRISC, CISA, CBCP, CCIE, CCNP, CCNA, CHPC, CHRC, CHC, CIPP, CHPS, MCSE, SCSA, SCNA, CIA, ISSMP, and ISSAP.

Customers

Most of our customers are considered part of the healthcare industry and third parties who provide services to the healthcare industry but also include customers that operate in a variety of industries, including education, financial services, government, Internet and media, and manufacturing.  The loss of any key customer could have a material adverse effect upon our financial condition, business, prospects and results of operation.  During the year ended December 31, 2019, our largest customer represented approximately 14% of our revenues.

Intellectual Property

Our success depends in part upon our ability to protect our core intellectual property. We rely on, among other things, confidentiality safeguards and procedures, and employee non-disclosure and invention assignment agreements to protect our intellectual property rights. We also license software from third parties for integration into our procedures, including open source software and other software available on commercially reasonable terms.

We control access to and use of our proprietary information through the use of internal and external controls, including contractual protections with employees, contractors, end-customers and partners, and our intellectual property is protected by U.S. and international trade secret laws. Despite our efforts to protect our proprietary information, unauthorized parties may still copy or otherwise obtain and use our proprietary information without our permission.

We maintain a database that contains the results of our assessment efforts. This allows us to anticipate our customers’ future needs by developing or offering existing services to meet those needs. These databases provide us with exclusive insight into the state of cybersecurity of our customers and the healthcare industry. We consider our intellectual property an important and valuable asset that enhances our competitive position.

We have a registered trademark for the name “CynergisTek” and for the Company’s logo.

Employees

As of December 31, 2019, we had 137 full-time employees and five part-time employees, including 101 employees engaged in providing services, 18 employees engaged in sales and marketing, and 18 employees engaged in general and administrative activities. Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. We believe our employee relations are good.

RISK FACTORS

An investment in our securities involves various risks. Before making an investment in our securities, you should carefully consider the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, our most recent Quarterly Report on Form 10-Q and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated herein by reference, as well as the information contained in this prospectus and in any prospectus supplements relating to particular offers of securities. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our securities. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by this prospectus. Unless otherwise indicated in an accompanying prospectus supplement or in any related free writing prospectus we have authorized for use in connection with a specific offering, we anticipate that the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, repayment of debt, development costs, strategic investments and possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement or free writing prospectus relating to such securities. We will not receive any of the proceeds from the sale of common stock that may be sold by the selling stockholders; we may receive up to $1,250,000 from the exercise of the warrants, depending on the method of exercise.

SELLING STOCKHOLDERS

The selling stockholders may be our directors, executive officers, former directors, employees, former employees or other holders of our common stock. Each of the selling stockholders was granted registration rights in connection with private offerings conducted by the Company and elected to include the resale of such shares herein.  The common stock to be sold by the selling stockholders, including the shares of common stock issuable upon exercise of warrants, was acquired by the selling stockholders (i) in a private placement in October 2019, related to the acquisition of Backbone Enterprises, Inc.; and (ii) in a private placement in April 2020.

The following table sets forth certain information regarding the selling stockholders and the shares of common stock beneficially owned by each person or entity, which is based on information that is available to us as of September 30, 2020. The selling stockholders may offer shares under this prospectus from time to time and may elect to sell none, some or all of the shares (including shares issued upon exercise of warrants) set forth next to its name. As a result, we cannot estimate the number of shares of common stock that the selling stockholders will beneficially own after termination of sales under this prospectus. In addition, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of such holder’s shares of common stock since the date on which it provided information for this table. We have not made independent inquiries about this.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of October 16, 2020 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person.

Name of Selling Stockholder (2)	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Common stock (1) Number and Percentage of Shares Owned After Offering (3)
Horton Capital Management, LLC	1,104,564 (4)	500,000 (4)	604,564 – 5.71%
Michael McMillan (5)	583,333	583,333	0 - **

**Ownership for such selling stockholder is less than 1%

(1)  We assume no purchase in this offering by the selling stockholders of any shares of our common stock.

(2)  A supplement to this prospectus pursuant to Rule 424(b) under the Securities Act will be used to post-effectively update this selling security holder table to reflect a transfer from a previously identified selling security holder. Additionally, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in the final prospectus.

(3)  Assumes that all shares offered by the selling stockholders will be sold. The aggregate percentage of shares reported owned by each person named herein is based upon a denominator that is the sum of: (i) 10,597,024 shares outstanding, and (ii) certain of the 500,000 shares underlying warrants. As of the close of business on August 19, 2020, due to a beneficial ownership limitation, exercise of the warrants are limited to 454,148 of the 500,000 shares underlying the warrant.

(4)  Based on a Schedule 13D/A filed with the Securities and Exchange Commission on August 19, 2020 filed by Horton Capital Partners, LLC, a Delaware limited liability company and its affiliated persons or entities, including Horton Capital Management, LLC, a Delaware limited liability company, Horton Capital Partners Fund, LP, a Delaware limited partnership and Joseph M. Manko.  Includes 500,000 shares of stock issuable upon exercise of warrants held by Horton Capital Management, LLC; provided, however, that as of the close of business on August 19, 2020, a 9.99% beneficial ownership limitation limits the exercise of the warrants to 454,148 of the 500,000 shares underlying the warrant.

(5) Mr. McMillan is a director of the Company.  Mr. McMillan has been a director of the Company since January 13, 2017 and was an officer until July 31, 2019.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, “at-the-market offerings” (within the meaning of Rule 415(a)(4) of the Securities Act), or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•at a fixed price or prices, which may be changed;

•at market prices prevailing at the times of sale;

•at prices related to such prevailing market prices; or

•at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•the name or names of the underwriters, if any;

•the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•any over-allotment options under which underwriters may purchase additional securities from us;

•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•any public offering price;

•any discounts or concessions allowed or reallowed or paid to dealers; and

•any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time

The place, time of delivery and other terms of the offered securities will be described in the applicable prospectus supplement.

Sales by the Selling Stockholders

We have registered the shares of common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale by the selling stockholders of the shares offered by this prospectus, except that we may receive proceeds from the exercise of warrants, depending on the method of exercise. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each selling stockholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchases of shares to be made directly or through agents.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The prices at which the selling stockholders may sell the shares of common stock may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties. The selling stockholders may use any one or more of the following methods when selling the shares of common stock offered by this prospectus:

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•an exchange distribution in accordance with the rules of the applicable exchange;

•privately negotiated transactions;

•settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•a combination of any such methods of sale;

•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise any other method permitted pursuant to applicable law; or

•under Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus.

There is limited trading history and volume in our common stock and we cannot be assured that a more active or liquid trading market for our common stock will develop or be sustained if it does develop, either of which could materially and adversely affect the market price of our common stock and the ability of stockholders to sell their shares at the volume, prices and times desired.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. In compliance with FINRA guidelines, the maximum commission or discount to be received by an FINRA member or independent broker-dealer may not exceed 8% for the sale of any securities registered hereunder. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus. The selling stockholders have advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and in compliance.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 33,333,333 shares of common stock, $0.001 par value per share, and no shares of preferred stock.

The following is a summary of the material terms of our common stock.

Common stock

As of September 30, 2020, there were 10,597,024 shares of common stock outstanding. The following summary of certain provisions of our certificate of incorporation and bylaws, each as amended, is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, each as amended, copies of which may be obtained as described in “Available Information.”

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. According to our bylaws, if a quorum is present, action on a matter by the stockholders is approved if the votes cast by the stockholders favoring the action exceed the votes cast opposing the action, unless the vote of a greater number of affirmative votes is required by statute or the certificate of incorporation, in which case such greater number of votes shall be required. Our bylaws provide that a majority of the votes entitled to be cast on a matter by the stockholders constitutes a quorum of the stockholders for action on that matter. Our bylaws also provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, if one or more written consents setting forth the action so taken shall be signed by stockholders holding at least a majority of the votes entitled to be cast at a meeting, unless the vote of a greater number of affirmative votes is required by statute or the certificate of incorporation, in which case the consent of the stockholders holding such greater number of votes shall be required.

As explained in more detail in our bylaws, as amended, our directors are elected by a majority of votes cast at annual or special meetings.  In a contested election (i.e., where the number of nominees exceeds the number of directors to be elected), directors are elected by a plurality of the votes cast.  If an incumbent director is not elected by a majority of votes cast, the incumbent director is required to promptly tender his or her resignation to the board of directors for consideration.  Our nominating and corporate governance committee will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken.  The board of directors, acting on such committee’s recommendation or on its own decision, as the case may be, will publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.  Stockholders may not cumulate votes in the election of directors.

Dividend Rights

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, its capital requirements, general business conditions and other pertinent factors. We have not paid any dividends since our inception and we do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Upon liquidation each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

Our common stock, after the fixed consideration thereof has been paid or performed, is not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our Company.

Our bylaws provide that our bylaws may be altered, amended or repealed by the affirmative vote of a majority of the members of the board of directors then in office, or by the holders of a majority of the outstanding voting stock of the Company.

Anti-Takeover Provisions Under Delaware Law and our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our certificate of incorporation and our bylaws, each as amended, contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms, and increased value to our stockholders.

Certificate of Incorporation and Bylaw Provisions

The following summary of certain provisions of our certificate of incorporation and bylaws, each as amended, is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, each as amended, copies of which may be obtained as described in “Available Information.” Our certificate of incorporation, as amended, and bylaws, as amended, include provisions that, among others, could have the effect of delaying deferring or discouraging potential acquisition proposals and could delay or prevent a change of control of the Company. Such provisions include:

•Under our bylaws, as amended, special meetings of our stockholders may be called only by the vote of a majority of the entire board of directors, the chief executive officer or the chairman of the board of directors. Our stockholders may not call a special meeting of the stockholders.

•Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for elections as directors, other than nominations made by or at the directions of our board of directors or a committee thereof.

Delaware Law

Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: (i) prior to such date, our board of directors approves either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock, excluding shares held by directors, officers and certain employee stock plans; or (iii) on or after the consummation date, the business combination is approved by our board of directors and by the affirmative vote at an annual or special meeting of stockholders holding at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes, among other things, a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is generally a person who, together with affiliates and associates of such person, (a) owns 15% or more of outstanding voting stock; or (b) is an affiliate or associate of ours and was the owner of 15% or more of our outstanding voting stock at any time within the prior three years.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved b at least a majority of the outstanding voting shares. We have not opted out of the provisions of Section 203. This statute could prevent or delay mergers or other takeover or change-of-control transactions for us and, accordingly, may discourage attempts to acquire us.

Transfer Agent and Registrar

Colonial Stock Transfer Company, Inc. is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of debt securities or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for debt securities will describe the terms of those warrants, including the following:

•the title of the warrants;

•the offering price for the warrants, if any;

•the aggregate number of the warrants;

•the designation and terms of the debt securities purchasable upon exercise of the warrants;

•if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•the principal amount and price of debt securities that may be purchased upon exercise of a warrant;

•the dates on which the right to exercise the warrants commence and expire;

•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•information relating to book-entry procedures, if any;

•if applicable, a discussion of material U.S. federal income tax considerations;

•anti-dilution provisions of the warrants, if any;

•redemption or call provisions, if any, applicable to the warrants; and

•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for common stock will describe the terms of the common stock warrants, including the following:

•the title of the warrants;

•the offering price for the warrants, if any;

•the aggregate number of the warrants;

•the designation and terms of the common stock that may be purchased upon exercise of the warrants;

•if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•the number of shares and price of common stock that may be purchased upon exercise of a warrant;

•the dates on which the right to exercise the warrants commence and expire;

•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•if applicable, a discussion of material U.S. federal income tax considerations;

•anti-dilution provisions of the warrants, if any;

•redemption or call provisions, if any, applicable to the warrants; and

•any additional, material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of common shares at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement, and will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a so-called “cashless exercise”). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the Company or the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Prior to exercise of any warrants to purchase common stock, holders of warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, or upon exercise of a debt warrant, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities. The debt securities will represent our unsecured general obligations, unless otherwise provided in the prospectus supplement.

The debt securities will be issued under an indenture between us and a trustee that will be named in the applicable prospectus supplement, and may be supplemented or amended from time to time following its execution. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended.

The form of indenture gives us broad authority to set the particular terms of each series of debt securities issued thereunder, including, without limitation, the right to modify certain of the terms contained in the indenture.

Except to the extent set forth in a prospectus supplement, the indenture does not contain any covenants or restrictions that afford holders of the debt securities special protection in the event of a change of control or highly leveraged transaction.

General

The indenture will not limit the aggregate principal amount of debt securities that may be issued under it and will provide that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the aggregate principal amount, that we may authorize from time to time. Our board of directors will establish the terms of each series of debt securities, and such terms will be set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of the debt securities offered pursuant to any prospectus supplement will be described in the prospectus supplement. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer (to the extent applicable to the debt securities):

•the title and designation of the debt securities (which shall distinguish debt securities of one series from debt securities of any other series), including whether the debt securities shall be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to such series of debt securities and whether such debt securities are convertible and/or exchangeable for other securities;

•the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the debt securities;

•the date or dates (whether fixed or extendable) on which the principal of the debt securities is payable or the method of determination thereof;

•the rate or rates (which may be fixed, floating or adjustable) at which the debt securities shall bear interest, if any, the method of calculating the rates, the date or dates from which interest shall accrue or the manner of determining those dates, the interest payment dates on which interest shall be payable, the record dates for the determination of holders to whom interest is payable, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•the place or places where the principal and premium, if any, make-whole amount, if any, and interest on the debt securities, if any, shall be payable, where the holders may surrender debt securities for conversion, transfer or exchange and where notices or demands to or upon us may be served;

•any provisions relating to the issuance of the debt securities at an original issue discount;

•the price or prices at which, the period or periods within which and the terms and conditions upon which we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise (including, without limitation, the form or method of payment if other than in cash);

•our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder, the price at which, the period within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation (including, without limitation, the form or method of payment thereof if other than in cash) and any provisions for the remarketing of the debt securities;

•if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•if other than the principal amount thereof, the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of the maturity or provable in bankruptcy, or, if applicable, the portion of the principal amount which is convertible or exchangeable in accordance with the provisions of the debt securities or the resolution of our board of directors or any supplemental indenture pursuant to which such debt securities are issued;

•any events of default with respect to the debt securities, in lieu of or in addition to those set forth in the indenture and the remedies therefor;

•our obligation, if any, to permit the conversion or exchange of the debt securities of such series into common shares or other capital stock or property, or combination thereof, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period, the provisions for conversion or exchange price or rate adjustments and any other provision relative to such obligation) and any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•the currency or currency units, including composite currencies, in which the debt securities shall be denominated if other than the currency of the United States of America;

•if other than the currency or currency units in which the debt securities are denominated, the currency or currency units in which payment of the principal of, premium, if any, make-whole amount, if any or interest on the debt securities shall be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the determination of the principal amount outstanding);

•if the principal of, premium, if any, make-whole amount, if any, or interest on the debt securities is to be payable, at our election or the election of a holder, in currency or currency units other than that in which the debt securities are denominated or stated, the period within which, and the terms and conditions upon which such election may be made and the time and manner of and identity of the exchange rate agent with responsibility for determining the exchange rate between the currency or currency units in which the debt securities are denominated or stated to be payable and the currency or currency units in which the debt securities will be payable;

• if the amount of the payments of principal of, premium, if any, make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which the amount shall be determined from that index;

•whether and under what circumstances we will pay additional amounts on the debt securities held by foreign holders in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts;

•if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including, without limitation, as a condition to the issuance of the debt securities in definitive form (whether upon original issue or upon exchange of a temporary debt security), the form and terms of such certificates, documents or conditions;

•any other affirmative or negative covenants with respect to the debt securities, including certain financial covenants;

•whether the debt securities shall be issued in whole or in part in the form of one or more global securities and the depositary for the global securities or debt securities, the circumstances under which any global security may be exchanged for debt securities registered in the name of any person other than the depositary or its nominee and any other provisions regarding the global securities;

•whether the debt securities are defeasible; and

•any other terms of a particular series.

Unless otherwise indicated in the prospectus supplement relating to the debt securities, the principal amount of and any premium or make-whole amount or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the trustee. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register. Any payment of principal and any premium or make-whole amount or interest required to be made on an interest payment date, redemption date or at maturity that is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the applicable date, and no interest shall accrue for the period from and after such date.

Unless otherwise indicated in the prospectus supplement relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities. In addition, certain United States federal income tax or other considerations, if any, applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Modification of the Indenture

We and the trustee may modify the indenture with respect to the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, including, without limitation:

•failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

•failure to make a payment of any interest on any debt security of such series when due;

•our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

•certain events relating to our bankruptcy, insolvency or reorganization; and

•certain cross defaults.

If an event of default with respect to debt securities of any series shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately.

The trustee under the indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

The indenture will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture will provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions including, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, the holder has an absolute right to receipt of the principal, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if the indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

•the type of securities into which they may be converted or exchanged;

•the conversion price or exchange ratio, or its method of calculation;

•whether conversion or exchange is mandatory or at the holder’s election;

•how and when the conversion price or exchange ratio may be adjusted; and

•any other important terms concerning the conversion or exchange rights.

Concerning the Trustee

We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. If applicable, we will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•the title of the series of units;

•identification and description of the separate constituent securities comprising the units;

•the price or prices at which the units will be issued;

•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

• a discussion of certain United States federal income tax considerations applicable to the units; and

• any other terms of the units and their constituent securities.

LEGAL MATTERS

Kirton McConkie PC, Salt Lake City, Utah, will pass upon the validity of any securities that we offer from time to time pursuant to this prospectus and any related prospectus supplement. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements, incorporated in this prospectus by reference to our Annual Report on Form 10-K, for the years ended December 31, 2019 and 2018, have been audited by Haskell & White LLP, our independent registered public accounting firm, and are so incorporated by reference hereto in reliance upon such report given upon the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus is only part of the registration statement and omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

•inspect a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room;

•obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

•obtain a copy from the SEC website.

Our mailing address is 11940 Jollyville Road, Suite 300N, Austin, Texas 78759 and our Internet address is www.cynergistek.com. Our telephone number is (949) 614-0700. General information, financial news releases and filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports are available free of charge on the SEC’s website at www.sec.gov. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement.

The following documents filed with the SEC are incorporated by reference in this prospectus (other than, in each case, documents or information therein deemed to have been furnished and not filed in accordance with SEC rules):

5.Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020, including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2020.

6.Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 13, 2020.

7.Our Current Reports on Form 8-K and 8-K/A filed with the SEC on January 14, 2020, February 28, 2020, March 30, 2020, April 7, 2020, April 9, 2020, April 20, 2020 and June 16, 2020.

8.A description of our $0.001 par value common stock being registered hereunder is contained in the section entitled “Description of Capital Stock” in the our Registration Statement on Form S-3 (File No. 333-220888) filed with the SEC on October 10, 2017, including any amendments or reports filed for the purpose of updating such description.

We will provide without charge to any person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: CynergisTek, Inc., 11940 Jollyville Road, Suite 300-N, Austin, Texas 78759, Attention: Investor Relations, (949) 614-0700 (telephone).

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to CynergisTek contained in this prospectus and the accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Limitations on Liability and Indemnification of Officers and Directors

The Company has entered into separate indemnification agreements with each of its directors and officers.  Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and the certificate of incorporation, as amended, and bylaws, as amended, against (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with the Company’s approval and counsel fees and disbursements, and (ii)  any liabilities incurred as a result of acting on behalf of the Company (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Company’s certificate of incorporation and bylaws, each as amended. Our certificate of incorporation and bylaws provide similar indemnification for directors and officers.

Liability Insurance

We have obtained directors’ and officers’ liability insurance which covers certain liabilities, including liabilities to us and our stockholders.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or our controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

$5,000,000

Common Stock

___________________________

PROSPECTUS SUPPLEMENT

___________________________

Craig-Hallum Capital Group

November 12, 2020